Exhibit 10.5

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT is dated as of September 4 , 2026 (this “Agreement”), by and among each stockholder of Montana Goldfields, Inc., a Delaware corporation (the “Company”), set forth on Exhibit A hereto (each a “Holder” and collectively the “Holders”), Silver Bow Mining Corp., a British Columbia corporation (“Parent”), and Silver Bow Tunnels Corp., a Montana corporation and a wholly-owned subsidiary of Parent (“SBTC”).

RECITALS

WHEREAS, the Company, Parent, SBTC, and Montana Tunnels Mining, Inc., a Delaware corporation and wholly-owned subsidiary of the Company entered into an asset purchase agreement dated August 21, 2026 (as the same may be amended or supplemented from time to time, the “Purchase Agreement”) providing for, among other things, the purchase by SBTC of certain assets and rights comprising the Montana Tunnels Mine located in Jefferson County, Montana (the “Montana Tunnels Mine”) and the Diamond Hill Mill (the “Diamond Hill Mill”), including all related mineral and real property interests, improvements, tangible personal property, water rights and permits, books and records, marks and other assets as described in the Purchase Agreement (the “Acquisition”);

WHEREAS, as of the date hereof, each Holder Beneficially Owns (as defined below) (i) such number of shares of common stock of the Company (“Company Common Stock”) set forth opposite such Holder’s name on Exhibit A hereto (with respect to each Holder, such shares, together with any shares of Company Common Stock described in Section 2.2, are referred to herein as such Holder’s “Subject Shares”);

WHEREAS, concurrently with the execution and delivery of the Purchase Agreement, and as a condition and an inducement to Parent and SBTC entering into the Purchase Agreement, each Holder is entering into this Agreement with respect to its Subject Shares; and

WHEREAS, Parent and SBTC desire that each Holder agree, and each Holder is willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of its Subject Shares (except as permitted in this Agreement), and to act in a manner so as to facilitate consummation of the Acquisition and the other transactions contemplated by the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

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Article I

DEFINITIONS

This Agreement is the “Support Agreement” as defined in the Purchase Agreement. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Purchase Agreement.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owner” means, in respect of a security, the Person(s) who Beneficially Own(s) such security.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act and Regulation 13D-G thereunder.

“Immediate Family” means the spouse of an individual and the grandparents, parents, siblings and children (and children and spouses of any of the foregoing) of the individual or his or her spouse. An adopted child will be treated as a child of his or her adoptive parent or parents (but only if he or she was adopted before he or she reached 21 years of age).

“Permitted Transferee” means, only in a Transfer without consideration, (1) any controlled Affiliate of such Holder which remains such, (2) a partner or member, active or retired, of such Holder or a stockholder of such Holder, (3) the estate of any such Holder or a trust established for the benefit of the descendants or any relatives or spouse of such Holder, (4) a parent corporation or wholly-owned subsidiary of such Holder or a wholly-owned subsidiary of such parent unless and until such transferee ceases to be a parent or wholly-owned subsidiary of the Holder or a wholly-owned subsidiary of such parent, or (5) a member of the Immediate Family of such Holder.

“Transfer” means, in respect of a Holder’s Subject Shares, or any portion thereof, any direct or indirect: (1) offer, sale, lease, assignment, encumbrance, loan, pledge, gift, hedge, short sale, distribution, grant of a security interest, hypothecation, disposition or other similar transfer or disposal (including, for the avoidance of doubt, any deposit, submission or other tendering into any tender or exchange offer), change, limit or entry into or acquisition of any derivative arrangement, by operation of law or otherwise and whether voluntary or involuntary; (2) entry into any option, contract, agreement or other arrangement to do any of the foregoing in clause (1); and (3) entry into any swap or any other agreement, transaction or series of transactions that results in an amount of Subject Shares subject to Article III that is less than the amount of Subject Shares subject to Article III as of the date hereof (including, in the case of each of clauses (1), (2) and (3), through the Transfer of any Person or any interest in any Person).

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Article II

AGREEMENT TO RETAIN SHARES

Section 2.1           Transfer and Encumbrance of Subject Shares.

(a)                From the date hereof until the Termination Date (as defined below), each Holder hereby severally, and not jointly or jointly and severally, covenants and agrees that it shall not (i) Transfer any of its Subject Shares, except as permitted by this Agreement, (ii) deposit any of its Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of its Subject Shares or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto, or (iii) give instructions with respect to the voting of any of its Subject Shares in any manner that is inconsistent or otherwise take any other action with respect to any of its Subject Shares that would in any way restrict, limit or interfere with the performance by such Holder of its obligations hereunder or the transactions contemplated hereby.

(b)                Notwithstanding Section 2.1(a), each Holder may Transfer its Subject Shares:

(i)                 to one or more of its Affiliates or Permitted Transferees who, as a condition to the consummation of such Transfer, executes and delivers to Parent a written agreement, in form and substance reasonably acceptable to Parent, to assume such Holder’s obligations hereunder and to be bound by the terms of this Agreement to the same extent as such Holder is bound hereunder and to make each of the representations and warranties hereunder in respect of such Subject Shares transferred as such Holder shall have made hereunder; or

(ii)               with the prior written consent of Parent.

Section 2.2           Additional Purchases; Adjustments. Each Holder hereby severally, and not jointly or jointly and severally, agrees that any Shares and any other shares of capital stock or other equity of the Company that such Holder purchases or otherwise acquires or with respect to which such Holder otherwise acquires voting power after the execution of this Agreement and prior to the Termination Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted such Holder’s Subject Shares as of the date hereof. Each Holder hereby severally, and not jointly or jointly and severally, agrees that, in the event of any stock split, stock dividend, acquisition, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to resulting securities that are Beneficially Owned by such Holder.

Section 2.3           Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Subject Shares in violation of this Article II shall, to the fullest extent permitted by law, be null and void ab initio. If any involuntary Transfer of any of such Holder’s Subject Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Termination Date.

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Article III

AGREEMENT TO SUPPORT

Section 3.1           Agreement to Support. Each Holder agrees support and take all commercially reasonable actions necessary to facilitate the implementation and consummation of the Acquisition, including, without limitation, (i) taking all commercially reasonable actions to support and complete the Acquisition and all other commercially reasonable actions contemplated in connection therewith and under the Purchase Agreement, and (ii) refraining from taking any actions inconsistent with, and not failing or omitting to take an action that is required by, this Agreement or the Purchase Agreement, including not taking (A) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries contained in the Purchase Agreement or of such Holder contained in this Agreement; (B) any action or agreement that would reasonably be expected to result in any condition to the consummation of the Acquisition set forth in Article VI of the Purchase Agreement not being fulfilled; (C) any other action that could reasonably be expected to impede, interfere with, delay, discourage, postpone or adversely affect any of the transactions contemplated by the Purchase Agreement, including the Acquisition, or this Agreement, inlcuding filing any objection to the 363 Motion (as defined in the Purchase Agreement) or otherwise attempting prevent or delay the issuance of the Final Order (as defined in the Purchase Agreement).

Article IV

ADDITIONAL AGREEMENTS

Section 4.1           Waiver of Appraisal Rights; Litigation. To the fullest extent permitted by applicable law, each Holder severally, and not jointly or jointly and severally, hereby irrevocably and unconditionally waives, and agrees not to exercise or assert, any rights of dissent or appraisal relating to the Acquisition that such Holder may have by virtue of the ownership of any of its Subject Shares or otherwise. Each Holder severally, and not jointly or jointly and severally, further agrees not to commence, join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, SBTC or the Company or any of their respective Affiliates or Representatives and each of their successors relating to the negotiation, execution or delivery of this Agreement or the Purchase Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Purchase Agreement (including any claim seeking to enjoin or delay the Closing) or (b) alleging a breach of any fiduciary duty of the Company’s board of directors in connection with the negotiation, execution and delivery of this Agreement or the Purchase Agreement or the consummation of the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing.

Section 4.2           Further Assurances. Each Holder severally, and not jointly or jointly and severally, agrees that from and after the date hereof and until the Termination Date, such Holder shall and shall cause its controlled Affiliates to take no action that would reasonably be likely to adversely affect or delay the ability to perform its respective covenants and agreements under this Agreement.

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Section 4.3           Fiduciary Duties. Each Holder is entering into this Agreement solely in its capacity as the Beneficial Owner of its Subject Shares and nothing herein is intended to or shall limit or affect any actions taken by such Holder or any of such Holder’s designees serving in his or her capacity as a director or officer of the Company (or a Subsidiary of the Company). The taking of any actions (or failures to act) by such Holder or such Holder’s designees serving as a director of the Company (in such capacity as a director) shall not be deemed to constitute a breach of this Agreement.

Article V

REPRESENTATIONS AND WARRANTIES OF HOLDER

Section 5.1           Representations and Warranties. Each Holder hereby severally, and not jointly or jointly and severally, represents and warrants to Parent and SBTC as follows:

(a)                Ownership. As of the date hereof, such Holder does not Beneficially Own any other shares of capital stock or other equity of the Company, other than such Holder’s Subject Shares listed opposite such Holder’s name or otherwise disclosed on Exhibit A. Such Holder is the sole record and Beneficial Owner of all of such Holder’s Subject Shares, free and clear of all Liens of every nature whatsoever (including any restriction on the right to vote or otherwise Transfer such Subject Shares), except as provided under this Agreement, as noted on Exhibit A, or pursuant to any applicable restrictions on transfer under the Securities Act and, as to such Subject Shares that are subject to vesting or forfeiture, except as provided in the applicable benefit plans and award agreements of the Company.

(b)                Power to Vote and Dispose of Shares. Such Holder has, with respect to its Subject Shares, power to vote, issue instructions with respect to the matters set forth in Article III, agree to all of the matters set forth in this Agreement, take all actions required under this Agreement and Transfer its Subject Shares. Other than this Agreement and other than with respect to the Group of which the Holder is part, (i) there are no agreements or arrangements of any kind, contingent or otherwise, to which such Holder is a party obligating such Holder to Transfer or cause to be Transferred to any Person any of its Subject Shares and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of its Subject Shares.

(c)                Organization; Authority. If such Holder is an entity, such Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Such Holder has full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. If such Holder is an individual, such Holder has all necessary legal capacity, power and authority to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by such Holder and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding agreement of such Holder, enforceable against such Holder in accordance with its terms except to the extent that enforceability may be limited by the Enforceability Limitations; and no other action is necessary to authorize the execution and delivery by such Holder or the performance of such Holder’s obligations hereunder.

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(d)                No Violation. The execution, delivery and performance by such Holder of this Agreement will not (i) violate any provision of any law applicable to such Holder or by which any of such Holder’s Subject Shares are bound; (ii) violate any order, judgment or decree applicable to such Holder or any of its Affiliates or by which any of such Holder’s Subject Shares are bound; or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which such Holder or any of its Affiliates is a party or any term or condition of its certificate of formation, limited liability company agreement or comparable organizational documents, as applicable.

(e)                Consents and Approvals. Neither the execution and delivery by such Holder of this Agreement, nor the performance of such Holder’s obligations hereunder, require such Holder or any of its Affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Body or other Person, except such filings and authorizations as may be required under the Exchange Act.

(f)                 Absence of Litigation. To the knowledge of such Holder, as of the date hereof, there is no Legal Proceeding pending against, or threatened in writing against, such Holder that would reasonably be expected, individually or in the aggregate, to have an adverse effect on such Holder’s ability to satisfy its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Purchase Agreement, including the Acquisition, on a timely basis.

(g)                Absence of Other Voting Agreements. None of the Subject Shares of such Holder is subject to any voting trust, proxy or other agreement, arrangement or restriction or other Lien with respect to voting, in each case, that is inconsistent with this Agreement except as contemplated by this Agreement. None of the Subject Shares of such Holder is subject to any pledge agreement pursuant to which such Holder does not retain voting rights with respect to its Subject Shares subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

Article VI

MISCELLANEOUS

Section 6.1           No Solicitation. Each Holder agrees that it will not, and will cause its Affiliates not to, and will use commercially reasonable efforts to cause its and their Representatives not to, directly or indirectly, take any action that would violate Section 5.3 of the Purchase Agreement as if such Holder were deemed to be the Company for purposes of Section 5.3 of the Purchase Agreement.

Section 6.2           Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon or arising out of this Agreement may only be brought against, the individual and entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equityholder, Affiliate, agent, attorney, advisor, consultant or Representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties,

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covenants, agreements or other obligations or liabilities of or made under this Agreement (whether for indemnification or otherwise).

Section 6.3           No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the applicable Holder, and Parent shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct any Holder in the voting or disposition of any Subject Shares, except as otherwise expressly provided herein.

Section 6.4           Disclosure. Each Holder agrees that it will not, and will cause its controlled Affiliates not to, and will use commercially reasonable efforts to cause its and their Representatives not to, make any public announcement or other communication to a third party regarding this Agreement or the transactions contemplated hereby without the prior written consent of Parent, except (a) to Affiliates and Representatives of such Holder or (b) as may be required by applicable law (provided that, to the extent it is reasonably practicable and permitted by applicable law, reasonable notice of any such disclosure required by applicable law will be provided to Parent, and such Holder will consider in good faith the reasonable comments of Parent with respect to such disclosure and otherwise reasonably cooperate with Parent in obtaining confidential treatment with respect to such disclosure, in each case, at Parent’s sole cost and expense). Each Holder consents to and authorizes the publication and disclosure by the Company and Parent of such Holder’s identity and holding of its Subject Shares, and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement, such filings as may be required under the Exchange Act or the Canadian Securities Laws and any other disclosure document Parent or the Company determines (acting reasonably and in good faith) is required or advisable in connection with the Purchase Agreement, the Acquisition or the transactions contemplated by the Purchase Agreement. Each Holder agrees to, as promptly as reasonably practicable, give the Company and Parent any information with respect to such Holder’s Beneficial Ownership of its Subject Shares as the Company and Parent may reasonably require for the preparation of any such disclosure documents, and such Holder agrees to promptly notify the Company and Parent of any required corrections with respect to any such information supplied by such Holder specifically for use in any such disclosure document, if and to the extent that any such information shall have, to the knowledge of such Holder, become false or misleading in any material respect.

Section 6.5           Termination. This Agreement shall terminate at the earliest of: (i) the valid termination of the Purchase Agreement in accordance with its terms, (ii) the Final Closing, (iii) the Outside Date, or (iv) the mutual written consent of all of the parties hereto (such date, the “Termination Date”); provided, that Section 4.1 and Article VI shall survive the termination of this Agreement. Neither the provisions of this Section 6.5 nor the termination of this Agreement shall relieve (x) any party hereto from any liability of such party to any other party incurred prior to such termination or (y) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement. Nothing in the Purchase Agreement shall relieve any Holder from any liability arising out of or in connection with a breach of this Agreement.

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Section 6.6           Amendment. To the extent permitted by applicable law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

Section 6.7           Reliance. Each Holder understands and acknowledges that Parent, SBTC and the Company are entering into the Purchase Agreement in reliance upon such Holder’s execution and delivery of this Agreement.

Section 6.8           Extension; Waiver. At any time and from time to time prior to the Termination Date, any party or parties hereto (it being agreed that any extension or waiver by Parent also shall be an effective extension or waiver by SBTC) may, to the extent permitted by applicable law and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver (it being agreed that any agreement to an extension or waiver by Parent also shall be an effective extension or waiver by SBTC) shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

Section 6.9           Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Acquisition is consummated.

Section 6.10       Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one (1) business day after being sent for next business day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto), or (d) if sent by email transmission after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto, the business day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such party below (or to such other physical address or email address as such party shall have specified in a written notice given to the other parties):

(a)                If to any Holder, to the address or electronic mail set forth for such Holder on Exhibit A hereto.

(b)                If to Parent,SBTC, or the Company, pursuant to Section 10.1 of the Purchase Agreement.

Section 6.11       Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation

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arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of a Holder means the actual knowledge of such Holder, if such Holder is an individual, or any officer of such Holder after due inquiry, if such Holder is an entity. As used herein, (a) “business day” shall have the meaning given to such term in Rule 14d-1(g) under the Exchange Act, and (b) an “Affiliate” means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person, through one or more intermediaries or otherwise; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary or Affiliate of any Holder; provided, further, that, for the avoidance of doubt, any member of a Holder shall be deemed an Affiliate of such Holder; and provided, further, that an Affiliate of a Holder shall include any investment fund, vehicle or holding company of which such Holder or an Affiliate thereof serves as the general partner, managing member or discretionary manager or advisor; and provided, further, that, notwithstanding the foregoing, an Affiliate of a Holder shall not include any portfolio company or other investment of such Holder or any Affiliate of such Holder.

Section 6.12       Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission, including by e-mail attachment, shall be effective as delivery of a manually executed counterpart of this Agreement. Notwithstanding the foregoing in this Section 6.12, this Agreement shall not be effective unless and until the Purchase Agreement is executed and delivered by all parties thereto.

Section 6.13       No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, or any like relationship between the parties hereto or a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

Section 6.14       Entire Agreement. This Agreement (including any exhibits hereto), the Purchase Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein or in the Purchase Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

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Section 6.15       Governing Law. This Agreement and the rights and liabilities of the Parties hereunder shall be governed by and construed in accordance with the Laws of Montana, without giving effect to conflicts of law principles thereof that would require or permit the application of the Laws of a different jurisdiction.

Section 6.16       Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void ab initio. Subject to the preceding sentence and except as set forth in Article II, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 6.17       Specific Performance.

(a)                The parties agree that irreparable harm, for which monetary damages, even if available, are not an adequate remedy, will occur in the event that the parties hereto do not perform their obligations in accordance with the specified terms of this Agreement (including any party failing to take such actions as are required of it hereunder in order to consummate this Agreement) or otherwise breach the provisions of this Agreement. The parties acknowledge and agree that (i) the parties shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 6.15 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific performance is an integral part of the Transactions and without that right, neither Holder nor Parent nor SBTC would have entered into this Agreement.

(b)                The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 6.17 shall not be required to provide any bond or other security in connection with any such order or injunction. The parties agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to applicable Legal Requirements or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties further agree that, (x) by seeking the remedies provided for in this Section 6.17, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement and (y) nothing set forth in this Section 6.17 shall require any party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 6.17 prior to, or as a condition to, exercising any termination right under Section 6.5 (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding by a party pursuant to this Section 6.17 or anything set forth in this Section 6.17 restrict or limit such party’s right to terminate this Agreement in accordance with the terms of Section 6.5 or pursue any other remedies under this Agreement that may be available then or thereafter.

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Section 6.18       Severability. In the event that any term or other provision of this Agreement, or the application thereof, is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

Section 6.19       Liability. The rights and obligations of each of the Holders under this Agreement shall be several and not joint. All references to actions to be taken by the Holders, or representations and warranties to be made, under this Agreement refer to actions to be taken or representations and warranties to be made by Holders acting severally and not jointly. Except for any liability for claims, losses, damages, liabilities or other obligations arising out of a Holder’s failure to perform its obligations hereunder, Parent agrees that no Holder (in its capacity as a Holder of its Subject Shares) will be liable for claims, losses, damages, liabilities or other obligations resulting from or relating to the Purchase Agreement, including any breach by the Company of the Purchase Agreement, and that the Company shall not be liable for claims, losses, damages, liabilities or other obligations resulting from or related to any Holder’s failure to perform its obligations hereunder.

[Signature Pages Follow]

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       IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

PARENT:

SILVER BOW MINING CORP.

By:	/s/ C. Travis Naugle
Name: C. Travis Naugle
Title: Chief Executive Officer

       IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

SBTC:

SILVER BOW TUNNELS CORP.

By:	/s/ Douglas Stiles
Name: Douglas Stiles
Title: President

       IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

HOLDER:

ELKHORN GOLDFIELDS

By:	/s/ Patrick Imeson
Name: Patrick Imeson
Title: Chief Executive Officer

HOLDER: /s/ Patrick Imeson
Name: Patrick Imeson

EXHIBIT A

Name and E-mail Address of Holder	Shares of Company Common Stock Beneficially Owned